UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2005

FTI CONSULTING, INC.

(Exact name of registrant as specified in charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Bestgate Road, Suite 100, Annapolis, Maryland	21401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 224-8770

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Item 8.01. Other Events

Non-Employee Director Compensation Arrangements

On April 27, 2005, the Board of Directors (the “Board”) of FTI Consulting, Inc. (“FTI” or the “Company”) approved amended compensation arrangements for non-employee directors of the Company that were recommended by the Compensation Committee of the Board, authorizing the payment of (i) an annual retainer in the form of cash, which could be deferrable, or payable in the form of stock options in lieu of cash, at the director’s discretion and (ii) equity compensation payable on a three-year cycle, in the form of options, restricted stock or restricted stock units, at the election of the non-employee director. Until changed by the Board, the amount payable as the annual retainer equates to $50,000 for each non-employee director who does not serve as a chair of a committee of the Board, $55,000 for the non-employee directors who serve as the chairs of the Compensation Committee and Nominating and Corporate Governance Committee of the Board, and $60,000 for the non-employee director who serves as chair of the Audit Committee of the Board; and the number of securities issuable as equity compensation on a three-year cycle to the non-employee directors equates to stock options exercisable for 75,000 shares of common stock, or 37,500 shares of restricted stock or restricted stock units. All equity awards will be granted pursuant to the FTI Consulting, Inc. Non-Employee Director Compensation Plan (the “Director Plan”), which is a sub-plan of the FTI Consulting, Inc. 2004 Long-Term Incentive Plan, as Amended and Restated as of April 27, 2005 (the “Amended 2004 Plan”).

On May 3, 2005, the Company filed its Current Report on Form 8-K describing and filing as Exhibit 10.1 thereto the Written Summary of Non-Employee Director Compensation (the “Summary”), summarizing the general arrangements approved by the Board of FTI on April 27, 2005. In that Form 8-K, FTI indicated that it would be preparing such amendments, modifications, sub-plans, plans or agreements as the Board deemed necessary or advisable to implement and carry-out the revised non-employee director compensation arrangements.

On May 18, 2005, the Compensation Committee of the Board recommended, and the Board approved, the Written Director Plan and Amended 2004 Plan, and authorized all related award agreements thereunder, to implement and carry-out the revised non-employee director compensation arrangements approved by the Board on April 27, 2005. By Unanimous Written Consent dated May 24, 2005, the Board upon the recommendation of the Compensation Committee authorized changes to the vesting provisions that were included in the Director Plan in the form presented for approval on May 18, 2005 and ordered that such revised terms be included in the final written Director Plan.

The final Director Plan includes certain specific terms and conditions, which differ from or were not included in the Summary filed with the Securities and Exchange Commission (the “SEC”) on May 3, 2005. The principle differences between the Director Plan and the Summary are: (i) the Board will be the primary administrator of the Director Plan; (ii) the full amount of the annual retainer will be paid currently rather than in installments; (iii) in the event a director elects to receive his annual retainer in the form of stock options, the options will be exercisable for the number of shares of common stock of the Company determined in good faith by the Board as of the date of grant, using the option valuation model and assumptions as set forth in the financial

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statements of the Company then most recently filed with the SEC; (iv) stock options received as payment of the annual retainer in lieu of cash will vest in full upon issuance; (v) the immediate vesting of equity awards to directors who are age 70 or above has been eliminated; (vi) deferred annual retainer payments and deferred restricted stock units will be settled in stock not cash; (vii) options, restricted stock and restricted stock units will vest over twelve consecutive quarters in increments of 1/12th per quarter on the quarterly anniversary of the date of grant over a 36-month period; and (viii) options and restricted stock will immediately vest in full on a change in control of FTI.

We are filing this Form 8-K to file with the SEC the Amended 2004 Plan as Exhibit 10.1, the Director Plan as Exhibit 10.2, the Form of FTI Consulting, Inc. Non-Employee Director Compensation Plan Stock Option Agreement as Exhibit 10.3, the Form of FTI Consulting, Inc. Non-Employee Director Compensation Plan Restricted Stock Agreement as Exhibit 10.4, and the Form of FTI Consulting, Inc. Non-Employee Director Compensation Plan Stock Unit Agreement as Exhibit 10.5, all of which are incorporated herein by reference.

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Item 9.01. Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description
10.1	FTI Consulting, Inc. 2004 Long-Term Incentive Plan, as Amended and Restated as of April 27, 2005

10.2	FTI Consulting, Inc. Non-Employee Director Compensation Plan, established effective April 27, 2005

10.3	Form of FTI Consulting, Inc. Non-Employee Director Compensation Plan Stock Option Agreement

10.4	Form of FTI Consulting, Inc. Non-Employee Director Compensation Plan Restricted Stock Agreement

10.5	Form of FTI Consulting, Inc. Non-Employee Director Compensation Plan Stock Unit Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: May 24, 2005	By:	/s/ THEODORE I. PINCUS
Theodore I. Pincus
Executive Vice President and
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	FTI Consulting, Inc. 2004 Long-Term Incentive Plan, as Amended and Restated as of April 27, 2005

10.2	FTI Consulting, Inc. Non-Employee Director Compensation Plan, established effective April 27, 2005

10.3	Form of FTI Consulting, Inc. Non-Employee Director Compensation Plan Stock Option Agreement

10.4	Form of FTI Consulting, Inc. Non-Employee Director Compensation Plan Restricted Stock Agreement

10.5	Form of FTI Consulting, Inc. Non-Employee Director Compensation Plan Stock Unit Agreement